As filed with the Securities and Exchange Commission on April 25, 2008
Registration No.

The Prospectus forming a part of this Registration Statement is a combined Prospectus under Rule 429 of the General Rules and Regulations under the Securities Act of 1933 and relates to this Registration Statement and to Registration Statement Nos. 33-37548, 333-32393 and 333-67284 on Form S-8 relating to Ball Corporation’s Common Stock Fund offered through the Ball Corporation Salary Conversion and Employee Stock Ownership Plan.
_____________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
Registration Statement
Under the Securities Act of 1933
_______________________
BALL CORPORATION
(Exact name of issuer as specified in its charter)

Indiana	35-0160610
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10 Longs Peak Drive, Broomfield, Colorado 80021-2510
(Address of Principal Executive Offices)
_______________________________

BALL COMMON STOCK FUND
THE BALL CORPORATION SALARY CONVERSION
AND EMPLOYEE STOCK OWNERSHIP PLAN
(Full Title of the Plan)

_______________________________
CT Corporation System, 1675 Broadway, Suite 1200, Denver, Colorado 80202
(Name and address of agent for service)
Telephone number, including area code, of agent for service (303) 629-2500

_______________________________
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit**	Proposed Maximum Aggregate Offering Price***	Amount of Registration Fee
Common Stock (without par value) (including Preferred Stock Purchase Rights)*	2,000,000 shares	$50.24	$100,480,000	$3,948.86

(*)
Each share of Ball Corporation Common Stock includes a right (“Ball Right”) to purchase Series A Junior Participating Preferred Stock of Ball or, under certain circumstances, Ball Common Stock, cash, property or other securities of Ball.

(**)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 based upon the average of high and low reported sales prices of the Registrant’s Common Stock, without par value, as reported by the New York Stock Exchange Composite Transactions Tape on April 22, 2008.

(***)	The registration fee has been calculated pursuant to Section 6(b) of the Securities Act and is equal to .00003930 of the proposed maximum aggregate offering price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

Ball Corporation (the “Registrant,” “Company” or “Corporation”) hereby incorporates the following documents herein by reference:

(a)	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2007;

(b)	All reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act since December 31, 2007.

(c)	The Company’s Notice of the 2008 Annual Meeting of Shareholders and Proxy Statement dated March 17, 2008, issued in connection with the Annual Meeting of Shareholders on April 23, 2008.

(d)
The description of the Company’s Common Stock contained in the Company’s Form 8-A Registration Statement dated August 3, 2006 and filed August 3, 2006, including any amendment or report filed for the purpose of updating such description.

(e)
The Rights Agreement dated as of July 20, 2006, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No. 001-07349 dated August 3, 2006, and filed August 3, 2006).

(f)	The Company’s Reports on Form 8-K dated January 24, 2008 and April 24, 2008.

(g)
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

Not applicable.

Item 5.       Interests of Named Experts and Counsel

Robert W. McClelland, Associate General Counsel, Ball Corporation, whose legal opinion is attached hereto as Exhibit 5.1, is eligible to participate in the Ball Common Stock Fund.

Item 6.       Indemnification of Directors and Officers

Section 23-1-37-8 of the Indiana Business Corporation Law provides as follows:

(a)	A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1)           The individual’s conduct was in good faith; and

(2)           The individual believed:
(A)           In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and
(B)           In all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(3)           In the case of any criminal proceeding, the individual either:
(A)           Had reasonable cause to believe the individual’s conduct was lawful; or
(B)           Had no reasonable cause to believe the individual’s conduct was unlawful.

(b)
A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

(c)
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

Section B of Article XII of the Company’s Amended Articles of Incorporation provides as follows:

Indemnification of directors, officers and employees shall be as follows:

1.         The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful.  Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

2.         Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified.  Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct.  The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII.

3.         As used in this Section B of Article XII, the term “liability” shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, incurred in connection with the claim, action, suit or proceeding.  The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article XII.

4.         The provisions of this Section B of Article XII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.  If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others.  The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

In addition, the Company has purchased and maintains insurance, as permitted by Indiana law, on behalf of its directors and officers against certain losses that may arise out of their employment and which are recoverable under the indemnification provisions of Ball Corporation’s Amended Articles of Incorporation.

Item 7.       Exemption from Registration Claimed

Not applicable.

Item 8.       Exhibits

4.1
Ball Common Stock Fund described in the Ball Corporation Salary Conversation and Employee Stock Ownership Plan (the “Plan”) (filed as an Exhibit to Registrant’s Registration Statement on Form S-8, dated October 30, 1990, and incorporated herein by reference).

4.2	Amended Articles of Incorporation of the Registrant (filed as an Exhibit to Registrant’s Current Report on Form 10-Q filed June 24, 2005, and incorporated herein by reference).

4.3	Bylaws of Registrant, as amended (filed as an Exhibit to Registrant’s Form 8-K dated April 24, 2008, and incorporated herein by reference).

4.4
The Rights Agreement dated as of July 20, 2006, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No. 001-07349 dated August 3, 2006, and filed August 3, 2006).

4.5
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 25, 2008, which contains audited financial statements for the most recent fiscal year for which such statements have been filed, and incorporated herein by reference.

4.6
The Registrant’s Current Report on Form 8-K, filed on January 25, 2007; January 29, 2007; April 26, 2007; July 26, 2007; October 10, 2007; October 25, 2007; January 24, 2008 and April 24, 2008, and incorporated herein by reference.

5.1	Opinion of Robert W. McClelland as to the legality of the securities being registered.

24.1	Consent of PricewaterhouseCoopers LLP

24.2	Consent of Robert W. McClelland (included in the opinion filed as Exhibit 5.1).

25.1	Powers of Attorney

Item 9.       Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)           To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the plans pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (d)           The undersigned Registrant hereby undertakes that it will submit or has submitted the employee benefit plan subject to this Registration Statement and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, State of Colorado, on April 25, 2008.

BALL CORPORATION (Registrant) By: /s/ R. David Hoover R. David Hoover Chairman, President and Chief Executive Officer April 25, 2008

Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

(1)	Principal Executive Officer:
	/s/ R. David Hoover		Chairman, President and Chief Executive Officer
	R. David Hoover		April 25, 2008
(2)	Principal Financial Officer:
	/s/ Raymond J. Seabrook		Executive Vice President and Chief Financial Officer
	Raymond J. Seabrook		April 25, 2008
(3)	Principal Accounting Officer:
	/s/ Douglas K. Bradford		Vice President and Controller
	Douglas K. Bradford		April 25, 2008
(4)	A Majority of the Board of Directors:
	/s/ Robert W. Alspaugh	*	Director
	Robert W. Alspaugh		April 25, 2008
	/s/ Hanno C. Fiedler	*	Director
	Hanno C. Fiedler		April 25, 2008
	/s/ R. David Hoover	*	Chairman of the Board and Director
	R. David Hoover		April 25, 2008
	/s/ John F. Lehman	*	Director
	John F. Lehman		April 25, 2008
	/s/ Georgia R. Nelson	*	Director
	Georgia R. Nelson		April 25, 2008
	/s/ Jan Nicholson	*	Director
	Jan Nicholson		April 25, 2008
	/s/ George M. Smart	*	Director
	George M. Smart		April 25, 2008
	/s/ Theodore M. Solso	*	Director
	Theodore M. Solso		April 25, 2008
	/s/ Stuart A. Taylor II	*	Director
	Stuart A. Taylor II		April 25, 2008
	/s/ Erik H. van der Kaay	*	Director
	Erik H. van der Kaay		April 25, 2008

*By R. David Hoover as Attorney-in-Fact pursuant to a Limited Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

By: /s/ R. David Hoover R. David Hoover As Attorney-in-Fact April 25, 2008

Exhibit
Number      Description

4.1
Ball Common Stock Fund described in the Ball Corporation Salary Conversation and Employee Stock Ownership Plan (the “Plan”) (filed as an Exhibit to Registrant’s Registration Statement on Form S-8, dated October 30, 1990, and incorporated herein by reference).

4.2	Amended Articles of Incorporation of the Registrant (filed as an Exhibit to Registrant’s Current Report on Form 10-Q filed June 24, 2005, and incorporated herein by reference).

4.3	Bylaws of Registrant, as amended (filed as an Exhibit to Registrant’s Form 8-K dated April 24, 2008, and incorporated herein by reference).

4.4
The Rights Agreement dated as of July 20, 2006, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No. 001-07349 dated August 3, 2006, and filed August 3, 2006).

4.5
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 25, 2008, which contains audited financial statements for the most recent fiscal year for which such statements have been filed, and incorporated herein by reference.

4.6
The Registrant’s Current Report on Form 8-K, filed on January 25, 2007; January 29, 2007; April 26, 2007; July 26, 2007; October 10, 2007; October 25, 2007; January 24, 2008 and April 24, 2008, and incorporated herein by reference.

5.1	Opinion of Robert W. McClelland as to the legality of the securities being registered.

24.1	Consent of PricewaterhouseCoopers LLP

24.2	Consent of Robert W. McClelland (included in the opinion filed as Exhibit 5.1).

25.1	Powers of Attorney